UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021 (September 21, 2021)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reverse Stock Split

As previously announced, on September 15, 2021, the board of directors (the “Board”) of CĪON Investment Corporation (“CIC”) authorized CIC to file Articles of Amendment to its Articles of Incorporation (the “Reverse Stock Split Amendment”) with the State Department of Assessments and Taxation of the State of Maryland (“SDAT”) to effect a two-to-one reverse split of CIC’s shares of common stock (the “Reverse Stock Split”). In anticipation of the potential listing of CIC’s shares of common stock on the New York Stock Exchange (the “NYSE”), CIC filed the Reverse Stock Split Amendment with SDAT, which became effective on September 21, 2021.

As a result of the Reverse Stock Split on September 21, 2021, every two shares of CIC common stock issued and outstanding were automatically combined into one share of CIC common stock, with the number of issued and outstanding shares reduced from 113,916,869 to 56,958,440.  As adjusted to give effect to the Reverse Stock Split, (i) CIC’s net asset value per share as of June 30, 2021 would have been $16.34 (instead of $8.17 per share); and (ii) the previously announced (A) fourth quarter regular cash distribution of $0.1324 per share will be paid at a per share distribution amount of $0.2648; and (B) year-end special cash distribution expected to be in the range of $0.07 to $0.10 per share will be paid at a per share distribution amount expected to be in the range of $0.14 to $0.20. The Reverse Stock Split Amendment also provides that there was no change in the par value of $0.001 per share as a result of the Reverse Stock Split. The Reverse Stock Split did not modify the rights or preferences of CIC’s common stock.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

NYSE Listing

On September 22, 2021, CIC issued a press release announcing that CIC anticipates that its shares of common stock will commence trading on the NYSE with the ticker symbol “CION” on or around October 5, 2021. There can be no assurance that CIC will be able to complete the Listing in any certain timeframe or at all. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Estimated Net Asset Value

On September 22, 2021, CIC determined that the estimated net asset value of CIC’s common stock as of September 22, 2021 was $16.34 per share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	September 22, 2021	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated September 22, 2021